Exhibit 23.1
Consent of Independent Registered Public Accounting Firm.

The Board of Directors
Earth Search Sciences, Inc.
Lakeside, Montana

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 30, 2003 (File No. 333-106630) of our opinion, relating to the consolidated financial statements appearing in this Annual Report on Form 10-K of Earth Search Sciences, Inc. for the year ended March 31, 2010 and 2009.

/s/ MaloneBailey, LLP
Houston, Texas
www.malone-bailey.com
July 13, 2010